Exhibit 10.1
409A ADDENDUM
This addendum (the “Addendum”) to the written terms of employment (the “Employment Terms”) between you, the undersigned employee, and DELEK US HOLDINGS, INC. and/or its subsidiary companies (collectively the “Company”) is effective as of the date set forth below.
Whereas, the Employment Terms require the signing of a release (the “Release”) as a condition to your receipt of certain payments upon the termination of your employment (collectively the “Separation Payments”); and
Whereas, in order to comply with Section 409A of the Internal Revenue of 1986, it is necessary to amend the Employment Terms to clarify the time by which you must sign and deliver the Release to the Company as a condition of your being entitled in order to receive the Separation Payments.
Now, therefore, the parties agree as follows:
1.	Amendments. The Employment Terms shall be modified, altered and amended as follows:
(a)	No Separation Payments will be payable to you unless the Release of claims is executed and delivered to the Company within thirty (30) calendar days following your termination of employment.
(b)
Subject to your timely execution and delivery of the Release, any Separation Payments to which you are entitled will be paid to you on the date which is thirty (30) calendar days following your termination of employment; and

(c)
In the event that you lawfully revoke the Release, in whole or in part, subsequent to your receipt of the Separation Payments, you shall not be entitled to retain the Separation Payments and you shall repay to the Company an amount equal to the Separation Payments received by you.

2.
Preservation of Remaining Terms. All other terms and conditions of the Employment Terms that are not specifically modified, altered or amended by the terms of this Addendum are hereby incorporated by reference and are intended to remain in full force and effect as if transcribed verbatim herein.

In witness whereof, the parties have executed this Addendum as of the date first set forth above.

COMPANY:	EMPLOYEE

By:
Title:	Print Name:

Date: , 2010

By:
Title: